UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 02, 2025

Parsons Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-07782	95-3232481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14291 Park Meadow Drive, Suite 100
Chantilly, Virginia		20151
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 988-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Given the recent Department of State reorganization issued May 29, 2025, which created additional uncertainty surrounding Parsons’ confidential contract, the Company is removing the anticipated financial effects of contract from its 2025 guidance for any period after June 2025. After that date, the Company is unable to accurately estimate the size or scope of its potential work. Set forth below is the Company’s previous and updated guidance for 2025.

	Current FY25 Guidance	Prior FY25 Guidance	FY25 Y/Y Change at Mid-Point
Total Revenue	$6,450 - $6,650M	$7,000 - $7,500M	-3% (-5% organic)
Total Revenue Excluding Confidential Contract	$6,165 - $6,365M	$6,250 - $6,450M	+17% (14% organic)
Adjusted EBITDA including non-controlling interest (1)	$590 - $630M	$640 - $710M	+1%
Adjusted EBITDA including non-controlling interest margin	9.1% - 9.5%	9.1% - 9.5%	30 bps expansion
Cash Flow from operating activities	$380 - $420M	$420 - $480M	-24%

1 Net income guidance and reconciliation is not presented as the company believes volatility associated with interest, taxes, depreciation, amortization and other matters affecting net income, including but not limited to one-time and nonrecurring events and impact of M&A, makes those items not reasonably available and thus the company is unable to provide accurate net income guidance or reconciliation for fiscal year 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSONS CORPORATION

Date:	June 2, 2025	By:	/s/ Michael R. Kolloway
Michael R. Kolloway Chief Legal Officer